              As filed with the Securities and Exchange Commission
                                on August 23, 1996

                                                     Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             ECC INTERNATIONAL CORP.
               (Exact name of issuer as specified in its charter)

           DELAWARE                                           23-1714658
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                            Identification Number)


175 STRAFFORD AVENUE, SUITE 116, WAYNE, PENNSYLVANIA            19087
 (Address of Principal Executive Offices)                     (Zip Code)


                        1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                GEORGE W. MURPHY
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         175 STRAFFORD AVENUE, SUITE 116
                            WAYNE, PENNSYLVANIA 19087
                     (Name and address of agent for service)

                                 (610) 687-2600
          (Telephone number, including area code, of agent for service)

================================================================================

                CALCULATION OF REGISTRATION FEE

                            Proposed      Proposed
Title of                    maximum       maximum
securities     Amount       offering      aggregate       Amount of
to be          to be        price         offering        registration
registered     registered   per share     price           fee
- ----------     ----------   ---------     ---------       ------------

Common Stock,    360,000    $7.3125(1)   $2,632,500(1)    $907.76
$.10 par         shares
value

- --------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common
         Stock on the New York Stock Exchange on August 21, 1996 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933.

================================================================================


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PART I.   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The information required by Part I is included in documents sent or given to participants in the 1996 Employee Stock Purchase Plan of ECC International Corp. (the "Registrant") pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.   Incorporation of Documents by Reference
               ---------------------------------------

          The Registrant is subject to the informational and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

          (1) The Registrant's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (1) above.

          (3) The description of the common stock of the Registrant, $.10 par value per share (the "Common Stock"), contained in a Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.


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     Item 4.  Description of Securities
              -------------------------

              Not applicable.


     Item 5.  Interests of Named Experts and Counsel
              --------------------------------------

          Hale and Dorr, Boston, Massachusetts, will pass upon the validity of the shares offered hereby for the Registrant. A partner of Hale and Dorr is a director of the Registrant and beneficially owns approximately 57,000 shares of the Registrant's Common Stock.

     Item 6.  Indemnification of Directors and Officers
              -----------------------------------------

          Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and other expenses actually and reasonably incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be been made with respect to any matter as to which such person shall have adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

          Article Tenth of the Registrant's Certificate of Incorporation, as amended, provides that no Person shall be liable for monetary damages for any breach of his or her fiduciary duty to the Registrant, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty (i) for any breach of a director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. The provisions of Article Tenth shall inure to the benefit of any person who serves as a director of the Registrant after the effective date of the Article and to the heirs, executors and administrators of such person.

          Section 13 of Article III of the Registrant's By-laws, as amended, provides that a director, officer or trustee of the Registrant shall be indemnified by the Registrant, to the fullest

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extent permitted by Section 145 of the Delaware General Corporation Law, against any expenses, liabilities or other matters referred to or covered by Section
145. To assure indemnification of all such persons who are determined by the Registrant to be or to have been "fiduciaries" of any employee benefit plan of the Registrant, certain specific provisions of Section 145 have been interpreted for purposes of Section 13 of Article III.

          Section 13 of Article III of the Registrant's By-laws, as amended, further provides that the indemnification provided therein (i) is not exclusive, and provides that in the event that Section 145 of the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended, (ii) shall continue as to a person who has ceased to be a director, officer or trustee and (iii) shall inure to the benefit of the heirs, executors and administrators of such a person. The Registrant's obligation to provide indemnification under Section 13 of Article III shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the Registrant or any other person.

          The Registrant has entered into an Agreement to Defend and Indemnify with each of its directors and officers, providing that the Registrant shall indemnify each director and officer against expenses, judgments, fines and other losses arising by reason of the fact that such director or officer was in service to the Registrant; provided, that no indemnification shall be provided by the Registrant with respect to any claim, issue or matter as to which such director or officer shall not have acted in good faith and in a manner he reasonably believed to be in the best interests of the Registrant and as to which such director or officer had reasonable cause to believe his conduct was unlawful.

          The Registrant has directors and officers liability insurance for the benefit of its directors and officers.


     Item 7.  Exemption from Registration Claimed
              -----------------------------------

              Not applicable.


     Item 8.  Exhibits
              --------

          The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

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     Item 9.  Undertakings
              ------------

          1. The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
     Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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          2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

          3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wayne, Commonwealth of Pennsylvania, on July 31, 1996.


                                            ECC INTERNATIONAL CORP.



                                            By:/s/ George W. Murphy
                                            -------------------------
                                            George W. Murphy
                                            President and Chief
                                            Executive Officer




                                POWER OF ATTORNEY

         We, the undersigned officers and directors of ECC International Corp. hereby severally constitute Relland Winand, Martin S. Kaplan and Philip P. Rossetti, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable ECC International Corp. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.


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         Pursuant to the requirements of the Securities Act, this Registration
Statement has been signed below by the following persons in the capacities and on the date indicated.

      Signature                  Title                          Date
      ---------                  -----                          ----

/s/ George W. Murphy        President, Chief      )
- -----------------------     Executive Officer and )
George W. Murphy            Director (Principal   )
                            Executive Officer)    )
                                                  )
                                                  )
                                                  )
/s/ Relland Winand          Vice President,       )
- -----------------------     Finance (Principal    )
Relland Winand              Financial and         )
                            Accounting Officer)   )
                                                  )
                                                  )
                                                  )          July 31, 1996
/s/ Julian Demora           Director              )
- -----------------------                           )
Julian Demora                                     )
                                                  )
                                                  )
                                                  )
/s/ Ajit W. Hirani          Director              )
- -----------------------                           )
Ajit W. Hirani                                    )
                                                  )
                                                  )
                                                  )
/s/ Martin S. Kaplan        Director              )
- -----------------------                           )
Martin S. Kaplan                                  )
                                                  )
                                                  )
                                                  )
/s/ Herbert S. Krasnow      Director              )
- -----------------------                           )
Herbert S. Krasnow                                )
                                                  )
                                                  )
                                                  )
/s/ Jesse Krasnow           Director              )
- -----------------------                           )
Jesse Krasnow                                     )
                                                  )
                                                  )
                                                  )
/s/ Thomas E. McGrath       Director              )
- -----------------------                           )
Thomas E. McGrath                                 )
                                                  )
                                                  )
                                                  )
/s/ Merrill A. McPeak       Director              )
- -----------------------                           )
Merrill A. McPeak                                 )



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                                  EXHIBIT INDEX
                                  -------------


Exhibit
Number          Description
- ------          -----------

   4 (1)        Specimen Certificate for Shares of Common
                Stock, $.10 par value, of the Registrant

   5            Opinion of Hale and Dorr

  23.1          Consent of Hale and Dorr (included in
                Exhibit 5)

  23.2          Consent of Coopers & Lybrand L.L.P.

  24            Power of Attorney (included on the
                signature page of this Registration Statement)


- ---------------

(1) Incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the year ended June 30, 1993. (Commission File No. 1-8988).


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